UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☑

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☑	Soliciting material under § 240.14a-12

BRYN MAWR BANK CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FRANK: Before we begin, Ms. Goldman will discuss our forward looking statements disclaimer and advise as to where you can find additional information on the merger.

[SLIDE CHANGE: FORWARD LOOKING STATEMENTS SLIDE]

LORI: Thanks Frank. Please note that during today’s presentation, management will make forward-looking statements. Please refer to the portion of the disclaimer labeled Forward Looking Statements that we have up on the screen right now for more information regarding what constitutes a forward-looking statement. All forward-looking statements discussed during this call are based on Management’s current beliefs and assumptions, speak only as of today, and are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those currently anticipated. The Corporation does not undertake to update forward-looking statements. For a more complete discussion of the assumptions, risks and uncertainties related to the business, you are encouraged to review the Corporation’s filings with the Securities and Exchange Commission, located on our website at www.bmt.com.

Additionally, please note that WSFS has filed an S-4 registration statement which contains a joint proxy statement prospectus that has a lot of information regarding the proposed transaction and WSFS. Due to securities laws, we are unable to take questions regarding the merger today, but encourage all of you to review the joint proxy statement prospectus once the SEC declares it effective, which will be available online and will also be mailed to you in advance of the Special Meeting.

With that, I’ll hand it over to Frank.

[SLIDE CHANGE: BMBC LOGO SLIDE]

Thank you, Lori. It is great to be here today, although we all wish we could be in person. This is our second Annual Shareholder’s Meeting that is offered in virtual format, and what we have learned since last year is just how resilient we all have been in the face of continuing change and the associated challenges of operating during a global pandemic.

I would like to take a moment to share just a few of the highlights of 2020 and then spend time looking towards our future with the anticipated merger with WSFS.

[SLIDE CHANGE: 2020, A YEAR OF REMARKABLE CHANGE, RESILIENCE AND ACCOMPLISHMENT SLIDE]

In January of 2020, we began the year focused on our strategic plan, which included specific actions to strengthen our technology and our commitment to increasing diversity, equity, and inclusion within our company and our communities. However, our focus quickly shifted.

For many years, BMBC has prepared our disaster recovery and contingency planning for a wide range of scenarios. All the planning allowed for the rapid deployment of our plan in response to the Covid-19 pandemic implemented in March, which included closing all BMT branch lobbies and transitioning to 100% Drive-thru and Appointment Banking. More than 70% of our workforce was redeployed to work remotely from their homes. We achieved this transition with no disruption in operations or security.

In April, the pandemic’s impact on our national economy brought about legislation allowing for forgivable loans to small businesses to keep America’s workers employed. The BMT banking division mobilized quickly around the Small Business Administration’s Paycheck Protection Program. In three days’ time, amidst continuously changing legislation, BMT rolled out a basic application process. Within three weeks, BMT utilized technology to develop a fully automated online application system.

Through June, we deployed over 120 employees to process, underwrite, and close over 1,870 SBA PPP loans totaling more than $308 million.

Over the spring and summer months, BMT focused on technology resulting in more efficiency and better client experiences, culminating in the August rollout of our fully automated digital Consumer Lending platform, which starts with client application through processing and underwriting to final booking on our core systems.

Our focus on efficiency and client experience was acknowledged and rewarded in October, when BMT was named Best Small Bank in Pennsylvania by Newsweek.

Fall continued with our focus on technology, resulting in the November rollout of our platform for Small Business Lending. This, like the consumer platform, fully automated the lending process for small businesses, from application all the way to booking.

We finished this year of change, resilience, and accomplishment with the rollout of our redesigned, more robust website, BMT dot COM. Having a strong digital presence that integrates all our automated applications and unifies our diverse lines of business into a cohesive singular brand helps clients and prospects navigate our company and discover solution opportunities.

I am proud of the work our employees accomplished in a year of never-ending change and challenge.

[SLIDE CHANGE: WSFS/BMBC LOGO SLIDE]

2021 is also shaping up to be a remarkable year of change. With the March 10 announcement of our anticipated combination with WSFS, we are focused on the future of our combined company. So I thought I would take a few minutes to share information about our proposed merger partner and this historic transaction.

•              WSFS was founded in 1832 and is the oldest and the largest bank and trust company headquartered in the Greater Philadelphia and Delaware region, and is one of the ten oldest banks in the United States continuously operating under the same name.

•              Like BMT, WSFS strives to meet customers’ ever-changing financial services needs and works every day to exceed customer’s expectations. Much like BMT, WSFS believes in community and continually strives to strengthen their relationships with customers, communities, employees and shareholders.

We are optimistic about the strategic prospects of our merger combination with WSFS. [SLIDE CHANGE: SUMMARY OF TRANSACTION TERMS SLIDE]

To summarize the key terms of the proposed combination, BMBC will merge into WSFS. This is a 100% stock-consideration transaction. There is a fixed exchange ratio of 0.90 shares of WSFS common stock for each share of BMBC common stock outstanding. Based on the WSFS stock closing price on March 9, 2021, the implied value per share of BMT is $48.55 and the aggregate transaction value at that time was approximately $976 million. Please note that these figures will change based on the WSFS stock price on the closing date of the transaction. The transaction is required to be approved by the regulators and shareholders of both BMBC and WSFS, and is expected to result in BMBC shareholders holding approximately 27% of the outstanding common stock of WSFS.

[SLIDE CHANGE: COMBINATION OF TWO HIGH-PERFORMING FRANCHISES SLIDE]

The merger of BMT and WSFS will bring together two high performing franchises and allow the combined institution to perform in a way that BMT could not do alone. First, building scale is critical, particularly in banking, and our two high performing organizations combined will cement the company as the preeminent, locally headquartered bank in the Greater Philadelphia and Delaware Region.

Second, Bryn Mawr has been recognized for many years as one of the premier wealth management businesses in the country and our combined business will be the 6th largest in terms of fiduciary fee revenue among banks of $100 billion in assets or less. We see significant growth potential in the combined wealth business, especially as we meet the needs of the growing and maturing baby boomers and millennials. Overall, our fee businesses remain very well diversified and represent about 30% of our combined total revenue. The merger will significantly enhance the fee-based businesses of the combined institution.

Third, our greater combined scale will accelerate delivery and talent transformation and enhance our focus on long-term initiatives to fuel our efforts and results.

Fourth, we expect substantial cost synergies. The significant branch overlap and reduction in overlapping expenses should provide significant cost savings for the combined institution. The plans call for the consolidation of 30% of our combined locations. The cost saves from this optimization plan will enhance long-term investment in technology, while maintaining a reconfigured footprint to best serve our customers and communities.

On a proforma basis, combining our two high-performing organizations results in a franchise with nearly $20 billion in assets and $43 billion in combined assets under management and administration, with a market cap of $3.55 billion.

It is also expected that our combined resilient and well diversified fee revenue portfolio will generate a fee revenue percentage of around 30%. In sum, we expect the combined institution to continue to be a sustainably high-performing franchise, with an ROA that should place it in the top quintile of a new, broader peer group of $10 billion to $30 billion asset size banks nationally.

[SLIDE CHANGE] STRONG MARKET POSITION, POISED FOR ORGANIC GROWTH SLIDE]

On this slide, we are looking at the expected market position of the combined banks. The combination of BMT and WSFS will create the largest locally headquartered bank in the greater Philadelphia and Delaware regions. This market is the fourth largest depository MSA in the United States, with diversified and very positive long-term demographics. Overall market share is fragmented, with nearly all other banks in the top 10 consisting of mega- or very large regional, national or international banks, many who are focused on large projects and initiatives outside of our combined footprint. This unique and highly desirable competitive positioning for the combined bank will provide a very significant opportunity for long-term organic growth.

[SLIDE CHANGE: BMBC LOGO SLIDE]

Please note that, while we have touched a bit on the anticipated merger with WSFS today, there will be a special meeting of shareholders specifically related to the merger where BMBC shareholders will be asked to approve the merger. Securities laws prevent us from answering questions today regarding the merger, but we will be able to answer any of those questions at the special meeting. As Lori mentioned, WSFS has filed a joint proxy statement prospectus which will be mailed to you once it is declared effective by the SEC. We encourage all of you to review the joint proxy statement prospectus for more information regarding the proposed transaction and WSFS.

That said, Lori, have any questions come in that are appropriate for this meeting?

LORI: No, no questions have come in however, we have received a comment from two of our shareholders who are here in person at the meeting today, Carol and Larry Milkowski. They have requested that I read the following statement: “Carol’s great grandfather was one of the founders of the Bank. It is an important part of our legacy. We thank you for the stewardship and courtesy you and your staff have extended over the years.” And with that, back to you Frank.

FRANK: In closing, I would like to thank you for your time today and your investment and care in our company. I am very proud of the legacy that BMT has had in the Philadelphia financial market, and the clients and communities we serve. I am also proud that BMBC has been a high performing company for you, our shareholders. I am very optimistic about the future of the combined entity with WSFS. Thank you all for your past and continued support. Stay safe, stay healthy, and look for information in your mail regarding the combination of our companies.

Thank you.

[MEETING ENDS]

Important Additional Information will be Filed with the SEC

In connection with the proposed merger transaction, WSFS has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (SEC File No.

333-255329) which includes a joint proxy statement of WSFS and the Corporation and a prospectus of WSFS (the “Joint Proxy/Prospectus”), and each of WSFS and the Corporation may file with the SEC other relevant documents concerning the proposed transaction. The definitive Joint Proxy/Prospectus will be mailed to stockholders of WSFS and the Corporation. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS AND THE CORPORATION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WSFS, THE CORPORATION AND THE PROPOSED TRANSACTION.

Free copies of the Registration Statement and the Joint Proxy/Prospectus, as well as other filings containing information about WSFS and the Corporation, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed. You will also be able to obtain these documents, when they are filed, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801 or by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Participants in the Solicitation

WSFS, the Corporation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WSFS or the Corporation in respect of the proposed transaction. Information about WSFS’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 23, 2020, and other documents filed by WSFS with the SEC. Information regarding the Corporation’s directors and executive officers is available in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 6, 2020, and other documents filed by the Corporation with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of the Corporation) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition with WSFS does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the delay in or failure to close for any other reason; the outcome of any legal proceedings that may be instituted against the Corporation; the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement providing for the merger; the risk that the businesses of WSFS and the Corporation will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the proposed acquisition may not be fully realized or may take longer to realize than expected; disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom the Corporation has business relationships; diversion of management time on merger-related issues; the reaction to the proposed transaction of our customers, employees and counterparties; uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic; and other factors, many of which are beyond the control of the Corporation. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in the Corporation’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by the Corporation with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Corporation or its businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. The Corporation undertakes no obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law.